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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 1, 2002, except as to Note 19 which is as of June 7, 2002, relating to the consolidated financial statements of Pacer International, Inc. at December 28, 2001 and December 29, 2000 and for each of the three years in the period ended December 28, 2001, which appears in Pacer International, Inc.'s definitive Prospectus dated June 12, 2002 filed pursuant to Rule 424(b).


/s/ PricewaterhouseCoopers LLP

San Francisco, California
June 26, 2002